Exhibit 99.1

Monday, October 30, 2017

HomeTown Bankshares Corporation Reports Solid Growth

YTD Net Income up 10% over Prior Year

HomeTown Bankshares Corporation is listed with the NASDAQ Capital Markets under the trading symbol “HMTA”. During the Q3 of 2017, the stock closed as high as $11.25 with an average close of $10.80 and most recent closing price of $11.04 on October 27, 2017.

Solid Operating Performance

o	YTD Core Revenue of $17.9 million, up $1.4 million or 8% over 2016
o	Q3 Core Revenue of $6.0 million, up 5% from $5.7 million in 2016
o	YTD Net Income of $2.1 Mil, up $188,000 or 10% over 2016
o	Net Income for Q3 of $917,000 for 2017 vs. $903,000 for 2016
o	Diluted EPS of $0.16 for Q3 of 2017 and $0.37 YTD vs. $0.16 and $0.26, respectively, in 2016

Solid Loan Growth Supported by Strong Core Deposit Growth

o	Total Loans of $435 Million at September 30, 2017
■	Up $16 million or 5% annualized for the first three quarters of 2017
■	Up $31 million or 8% since September 30, 2016
o	Core Deposits of $437 Million at September 30, 2017
■	$24 million increases or 8% annualized for the first nine months of 2017
■	YOY increase of $40 million or 10% since September 30, 2016
o	Brokered CDs were favorably reduced by $13 Million or 65% since Q3 of 2016

Credit Quality Remains Strong

o	Q3 annualized net charge-offs of 0.03% vs. 0.02% in Q3 2016
o	YTD net charge-offs of 0.16% in 2017 vs. 0.25% of for 2016
o	Non-performing assets to total assets improved to 0.77% vs. 1.03% in 2016
o	Including restructured loans, non-performing assets were 1.49% of total assets at September 30, 2017 vs. 2.25% in 2016
o	Nonaccrual loans remained low at 0.16% of total loans at September 30, 2017 vs. 0.23% of total loans at September 30, 2016
o	Past due accruing loans remained low at 0.70% of total loans at September 30, 2017 vs. 0.12% at September 30, 2016

Well Capitalized with Improved Capital Ratios

o	At September 30, 2017, Total Risk-Based Capital amounted to 12.5% with Tier 1 Risk-Based Capital of 11.8% and a Tier 1 Leverage Ratio of 10.6% vs. 12.9%, 12.1%, and 10.6%, respectively, for 2016.
o	Return on Assets (ROA) of 0.67% for the third quarter and 0.53% for the first nine months of 2017 vs. 0.70% and 0.52%, respectively, for 2016
o	Return on Equity (ROE) of 7.25% for the third quarter and 5.73% for the first nine months of 2017 vs. 7.54% and 5.45%, respectively, for 2016
o	Efficiency Ratio of 73.84% for the first nine months of 2017 vs. 71.00% for 2016

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News Release

FOR IMMEDIATE RELEASE

For more information contact:

Susan K. Still, President and CEO, (540) 278-1705

Vance W. Adkins, Executive Vice President & CFO, (540) 278-1702

HomeTown Bankshares Corporation Reports Solid Growth and Increased Earnings through the Third Quarter of 2017

Roanoke, VA, October 30, 2017 (GLOBE NEWSWIRE) – HomeTown Bankshares Corporation, (NASDAQ:HMTA), the parent company of HomeTown Bank generated a 10% increase in net income to $2.1 million on a 10% increase in total revenues for the first nine months of 2017. For the third quarter of 2017, net income amounted to $917,000, a 6% annualized increase on a 5% increase in total core revenues from the third quarter of 2016. Net earnings were $0.16 per diluted common share for the third quarter and $0.37 per diluted common share for the first nine months of 2017 vs. $0.16 and $0.26 per diluted share, respectively, in 2016.

“We are very pleased with the continued solid growth in revenues and net income for the first nine months of 2017, stated Susan Still, President and CEO. “Strong growth in low-cost core deposits and solid loan portfolio growth along with increases in our non-interest income sources contributed to the improved operations at September 30.” she continued.

Revenue

Total core revenue for the first nine months of 2017 was up 9% to $17.8 million while total core revenue for the three months ended September 30, 2017 was up 5% to $6.0 million, from $5.7 million in the third quarter of 2016. Higher core revenues reflected increases in both interest income from the loan portfolio and non-interest income sources, excluding gains on sales of investments. Growth in commercial lines and loans, commercial real estate loans, personal lines and loans and credit cards, as well as non-interest income from treasury and merchant services as well as growth in mortgage income contributed to the increase in total revenue.

Net Interest Income

Net interest income in the third quarter of 2017 increased 8% or $323,000 to $4.4 million over the third quarter of 2016. Net interest income was up $1.1 million to $13.1million or 10% for the first nine months of 2017 vs. $12.0 million over the same period in 2016. Income from higher loan volume and a significant reduction in wholesale funding costs for the first nine months of 2017 contributed to the growth in net interest income. Continued competitive pressure resulted in a 3-basis point decline in the net interest margin during the third quarter of 2017 to 3.46% vs. 3.49% at September 30, 2016 with a year-over-year decline of 7 basis points to 3.48% for the first nine months of 2017 vs. 3.55% at September 30, 2016.

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Noninterest Income

Core non-interest income increased 18% to $2.4 million for the nine months ended September 30, 2017 vs. $2.1 million during the same period of 2016. The primary growth in non-interest income was ATM and interchange income as well as a strong increase in mortgage lending and merchant services during the third quarter and the first nine months of 2017.

Noninterest Expense

Noninterest expense increased $318,000 in the third quarter 2017 vs. 2016 and $1.8 million year-to-date due to additional staffing costs to support increased growth as well as the successful completion of a core conversion during the third quarter of 2017. Noninterest expense also increased during the first nine months of 2017 due to increased staffing for growth and non-recurring conversion costs as well as professional fees related to outsourced internal audit activities prior to bringing the internal audit and risk management activities in-house.

Balance Sheet

Total assets grew at a 9% annualized rate to $551 million at September 30, 2017 from $517 million at December 31, 2016. The capital ratios remained well above regulatory standards for well-capitalized banks through September 30, 2017.

Loans

Loan growth increased 8% to $435 million or $31 million over the twelve months ended September 30, 2017. Annualized loan growth was 5% for the first nine months of 2017 due to strong loan growth offset somewhat by increased deleveraging by certain opportunities in the commercial sector. Overall loan growth was driven by commercial real estate, commercial and industrial lines and term loans as well as consumer lines and loans.

Deposits

Total core deposits were up $24 million or 8% on an annualized basis for the first nine months of 2017 while core deposit growth was up $39 million or 10% over September 30, 2016. Strong core deposit growth was achieved again in 2017 by strong growth in commercial, private banking and consumer banking relationships, especially lower cost demand deposits.

Capital

Total stockholders’ equity increased $2.4 million through September 30, 2017 over the previous year. HomeTown Bank’s Total capital ratio, Common equity tier 1 capital, Total risk-based capital, Tier 1 risk-based capital and Tier 1 leverage ratios were 11.8%, 12.5%, 11.8%, and 10.6%, respectively. All ratios continue to exceed the current regulatory standards for well-capitalized institutions. Book value per common share amounted to $8.66 at September 30, 2017 vs. $8.30 at September 30, 2016, on a fully diluted basis.

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Asset Quality

Loan quality remained solid thru the first nine months ended September 30, 2017.

Nonperforming Assets

OREO balances decreased $232,000 or 6% during the first nine months 2017 and $712,000 or 17% since September 30, 2016. This resulted in a decline in non-performing assets, excluding performing restructured loans, to 0.77% of total assets at September 30, 2017 vs. 1.03% at September 30, 2016. Non-performing assets, including restructured loans, were also down from 2.25% of total assets at September 30, 2016 to 1.49% at September 30, 2017.

Past Due and Nonaccrual Loans

Nonperforming loans, excluding performing, restructured loans, of $700,000 were 0.16% of total loans at September 30, 2017 vs. $935,000 or 0.23% of total loans at September 30, 2016. Past due accruing loans amounted to 0.70% of total loans at September 30, 2017 vs. 0.12% in 2016 while nonaccruals decreased to 0.16% of total loans during the third quarter of 2017 from 0.23% of total loans at September 30, 2016. Net charge-offs to average loans outstanding at September 30, 2017 were 0.03% for the quarter and 0.16% for the first nine months of 2017 vs. 0.02% and 0.25% in 2016.

Allowance for Loan Losses

The Company’s Allowance for Loan Losses amounted to $3.71 million or 0.85% of total loans at September 30, 2017 vs. $3.64 million and 0.87% of total loans at December 31, 2016.

“The level of bank owned real estate was reduced significantly during the first nine months of 2017 and over the past year,” stated Still. “Our ongoing focus will remain on maintaining low levels of non-performing loans and past dues and continuing to reduce the level of bank owned real estate prudently,” she said.

* * *

Forward-Looking Statements:

Certain statements in this press release may be “forward-looking statements.” Forward-looking statements are statements that include projections, predictions, expectations or beliefs about future events or results that are not statements of historical fact and that involve significant risks and uncertainties. Although the Company believes that its expectations with regard to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results will not differ materially from any future results implied by the forward-looking statements. Actual results may be materially different from past or anticipated results because of many factors, some of which may include changes in economic conditions, the interest rate environment, legislative and regulatory requirements, new products, competition, changes in the stock and bond markets and technology. The Company does not update any forward-looking statements that it may make.

(See Attached Financial Statements for quarter ending September 30, 2017)

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HomeTown Bankshares Corporation
Consolidated Condensed Balance Sheets
September 30, 2017; December 31, 2016; and September 30, 2016

	September 30	December 31	September 30
In Thousands	2017	2016	2016
	(Unaudited)		(Unaudited)
Assets
Cash and due from banks	$34,755	$18,229	$21,264
Federal funds sold	132	42	1,033
Securities available for sale, at fair value	53,594	52,975	54,085
Restricted equity securities, at cost	2,371	2,213	2,213
Loans held for sale	1,013	678	294
Total loans	434,810	418,991	403,915
Allowance for loan losses	(3,706)	(3,636)	(3,544)
Net loans	431,104	415,355	400,371
Property and equipment, net	13,098	13,371	13,543
Other real estate owned	3,562	3,794	4,274
Other assets	11,818	10,633	10,635
Total assets	$551,447	$517,290	$507,712

Liabilities and Stockholders’ Equity
Deposits:
Noninterest-bearing	$110,249	$91,354	$88,716
Interest-bearing	368,695	359,494	351,278
Total deposits	478,944	450,848	439,994
Federal Home Loan Bank borrowings	11,361	8,000	9,000
Subordinated notes	7,247	7,224	7,217
Other borrowings	992	1,117	1,126
Other liabilities	2,225	1,876	2,093
Total liabilities	500,769	469,065	459,430

Stockholders’ Equity:
Common stock	28,776	28,765	28,781
Surplus	17,942	17,833	17,810
Retained surplus	3,363	1,247	657
Accumulated other comprehensive income	107	(56)	611
Total HomeTown Bankshares Corporation stockholders’ equity	50,188	47,789	47,859
Noncontrolling interest in consolidated subsidiary	490	436	423
Total stockholders’ equity	50,678	48,225	48,282
Total liabilities and stockholders’ equity	$551,447	$517,290	$507,712

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HomeTown Bankshares Corporation
Consolidated Condensed Statements of Income
For the Three and Nine Months Ended September 30, 2017 and 2016

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
In Thousands, Except Share and Per Share Data	2017	2016	2017	2016
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Interest income:
Loans and fees on loans	$4,797	$4,523	$14,123	$13,116
Taxable investment securities	244	209	744	614
Nontaxable investment securities	75	93	239	295
Other interest income	101	65	258	180
Total interest income	5,217	4,890	15,364	14,205
Interest expense:
Deposits	588	588	1,694	1,629
Subordinated notes	134	134	402	402
Other borrowed funds	58	54	171	221
Total interest expense	780	776	2,267	2,252
Net interest income	4,437	4,114	13,097	11,953
Provision for loan losses	40	111	575	979
Net interest income after provision for loan losses	4,397	4,003	12,522	10,974
Noninterest income:
Service charges on deposit accounts	120	178	415	496
ATM and interchange income	206	176	612	491
Mortgage banking	263	251	725	607
Gains on sales of investment securities	18	43	60	257
Other income	150	187	675	468
Total noninterest income	757	835	2,487	2,319
Noninterest expense:
Salaries and employee benefits	2,099	1,772	6,153	5,095
Occupancy and equipment expense	391	439	1,245	1,317
Advertising and marketing expense	112	127	383	345
Professional fees	89	135	454	352
Losses on sales, write-downs of other real estate owned, net	-	-	380	91
Other real estate owned expense	28	25	66	72
Other expense	1,085	988	3,228	2,841
Total noninterest expense	3,804	3,486	11,909	10,113
Net income before income taxes	1,350	1,352	3,100	3,180
Income tax expense	413	416	930	1,203
Net income	937	936	2,170	1,977
Less net income attributable to non-controlling interest	20	33	54	49
Net income attributable to HomeTown Bankshares Corporation	917	903	2,116	1,928
Effective dividends on preferred stock	-	-	-	408
Net income available to common stockholders	$917	$903	$2,116	$1,520
Basic earnings per common share	$0.16	$0.16	$0.37	$0.36
Diluted earnings per common share	$0.16	$0.16	$0.37	$0.26
Weighted average common shares outstanding	5,770,175	5,763,944	5,762,602	4,279,821
Diluted average common shares outstanding	5,794,777	5,774,086	5,792,204	5,776,632

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HomeTown Bankshares Corporation	Three	Three	Nine	Nine
Financial Highlights	Months	Months	Months	Months
In Thousands, Except Share and Per Share Data	Ended	Ended	Ended	Ended
	Sep 30	Sep 30	Sep 30	Sep 30
	2017	2016	2017	2016
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
PER SHARE INFORMATION
Book value per share, basic	$8.70	$8.30	$8.70	$8.30
Book value per share, diluted	$8.66	$8.30	$8.66	$8.30
Earnings (loss) per share, basic	$0.16	$0.16	$0.37	$0.36
Earnings (loss) per share, diluted	$0.16	$0.16	$0.37	$0.26

PROFITABILITY
Return on average assets	0.67	0.70%	0.53%	0.52%
Return on average shareholders' equity	7.25%	7.54%	5.73%	5.45%
Net interest margin	3.46%	3.49%	3.48%	3.55%
Efficiency	72.95%	70.54%	73.84%	71.00%

BALANCE SHEET RATIOS
Total loans to deposits	90.79%	91.80%	90.79%	91.80%
Securities to total assets	10.15%	11.09%	10.15%	11.09%
Common equity tier 1 ratio BANK ONLY	11.8%	12.1%	11.8%	12.1%
Tier 1 capital ratio BANK ONLY	11.8%	12.1%	11.8%	12.1%
Total capital ratio BANK ONLY	12.5%	12.9%	12.5%	12.1%
Tier 1 leverage ratio BANK ONLY	10.6%	10.6%	10.6%	10.6%

ASSET QUALITY
Nonperforming assets to total assets	0.77%	1.03%	0.77%	1.03%
Nonperforming assets, including restructured loans, to total assets	1.49%	2.25%	1.49%	2.25%
Net charge-offs to average loans (annualized)	0.03%	0.02%	0.16%	0.25%

Composition of risk assets: (in thousands)
Nonperforming assets:
Nonaccrual loans	$700	$935	$700	$935
Other real estate owned	3,562	4,274	3,562	4,274
Total nonperforming assets, excluding performing restructured loans	4,262	5,209	4,262	5,209
Restructured loans, performing in accordance with their modified terms	3,930	6,237	3,930	6,237
Total nonperforming assets, including performing restructured loans	$8,192	$11,446	$8,192	$11,446

Allowance for loan losses: (in thousands)
Beginning balance	$3,700	$3,449	$3,636	$3,298
Provision for loan losses	40	111	575	979
Charge-offs	(37)	(21)	(563)	(806)
Recoveries	3	5	58	73
Ending balance	$3,706	$3,544	$3,706	$3,544

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